Exhibit 32.1

           CERTIFICATION PURSUANT TO 18 U.S.C. AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Spear & Jackson, Inc. (the "Company") on Form 10-Q for the period ended March 31, 2007 (the "Report"), I, Patrick J. Dyson, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section. 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge:

1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Patrick J. Dyson
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Patrick J. Dyson
Director and Principal Executive Officer

May 15, 2007